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                                                                  EXHIBIT (d)(3)


                               FedEx Corporation
                          942 South Shady Grove Road
                           Memphis, Tennessee 38120


                              September 21, 2000



American Freightways Corporation
2200 Forward Drive
Harrison, AR  72601


Ladies and Gentlemen:

     In order to allow you to evaluate a possible business transaction (a "Potential Transaction") involving FedEx Corporation and its subsidiaries (collectively, the "Company"), the Company may have furnished and expects to furnish to you, following your execution and delivery to us of this letter agreement, certain information about the finances, properties and operations of the Company. All information about the Company furnished by us or our Representatives (as defined below), whether furnished before or after the date hereof, whether oral or written, and regardless of the form of communication or the manner in which it is furnished and all analyses, compilations, data, studies, notes, interpretations, memoranda, extracts or other documents prepared by you or your Representatives containing or based in whole or in part on any such furnished information ("Analyses"), is referred to in this letter agreement as "Proprietary Information." Proprietary Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives in violation of this Agreement, (b) was or becomes available to you or your Representatives on a non-confidential basis from a person other than us or our Representatives who is not known by you or your Representatives to be bound by a confidentiality agreement with us or any Representative of ours or to otherwise be under an obligation to us or any Representative of ours not to transmit the information to you, or (c) has been independently acquired or developed by you without violating any of your obligations under this Agreement or applicable law. As used in this letter agreement, the term "Representative" means, as to any person, such person's affiliates and its and their directors, shareholders, partners, members, officers, employees, consultants, independent contractors, agents, advisors (including, without limitation, financial advisors, counsel and accountants) and controlling persons. As used in this letter agreement the term "person" shall be broadly interpreted to include, without limitation, the media, any corporation, company, partnership, other entity or individual and includes, without limitation, any of your or our employees, competitors, customers or suppliers.

     Unless otherwise agreed to in writing by us, you agree (a) to keep all Proprietary Information strictly confidential and not to disclose or reveal any Proprietary Information to any
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September 21, 2000
Page 2


person other than your Representatives who need to receive such Proprietary Information for the sole purpose of actively and directly participating in your evaluation of a Potential Transaction ("Permitted Representatives") and to inform those persons of, and cause those persons to observe, the terms of this letter agreement, (b) not to use Proprietary Information to compete directly or indirectly with the Company or its subsidiaries or for any other purpose other than in connection with your evaluation of a Potential Transaction, and (c) not to issue any press release or make any other public or private disclosure to any person (other than the Permitted Representatives) of any Proprietary Information or information about a Potential Transaction, or any terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto or the status thereof, or the fact that Proprietary Information has been made available to you or your Representatives. You will be responsible for any breach of the terms of this letter agreement by you or your Representatives.

     In the event that you or your Representatives are required by applicable law or regulation or by legal process or NASDAQ rules (which requirement shall not have been caused by the acts of you or your Representatives) to disclose any Proprietary Information or any other information concerning the Company or a Potential Transaction, you agree that you will and will cause your Representatives to provide us with prompt notice of such request or requirement in order to enable us to seek an appropriate protective order or other remedy, to take steps to resist or narrow the scope of such requirement (and you will and will cause your Representatives to consult and cooperate fully with us in taking any such steps), and/or to waive compliance in whole or in part, with the terms of this letter agreement. If you or any of your Representatives are nonetheless, in the written opinion of counsel a copy of which is provided to us, legally compelled to disclose any such Proprietary Information or other information, you or your Representatives may disclose only that portion of such Proprietary Information or other information which such counsel advises you in such opinion is legally required to be disclosed, provided that you give the Company prior written notice of the information to be disclosed as far in advance of its disclosure as is practicable. In any such event you will use your reasonable best efforts to ensure that all Proprietary Information and other information that is so disclosed will be accorded confidential treatment, including by cooperating fully with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such Proprietary Information or other information.

     You also agree that for a period ending two years from the later of the date of this letter agreement and the date that you deliver a written notice of termination to us as described below, neither you nor any of your Representatives will, without the prior written consent of the Board of Directors of the Company:

     (a) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase, business combination, merger, joint venture or otherwise, any securities or direct or indirect rights to acquire any securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the company or any subsidiary or division thereof or of any such successor or controlling person;
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September 21, 2000
Page 3


         (b) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote or become a "participant" in an "election contest" with respect to the Company (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company;

         (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any business combination, acquisition, merger or similar transaction involving the company or any of its securities or assets;

         (d) form, join or in any way participate in a "group" as defined in
     Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or otherwise assist, act as a financing party for or encourage any other person, in connection with any voting securities of the Company or any of the foregoing;

         (e) disclose any intention, plan or arrangement inconsistent with any of the foregoing; or

         (f) take any initiative with respect to the Company which involves making a public announcement or could require the Company to make a public announcement regarding such matter or any of the foregoing.

     You will promptly advise the Company of any inquiry or proposal made to you with respect to any of the foregoing.

     If you determine that you do not wish to proceed with a Potential Transaction, you will promptly advise us of that decision in a written notice of termination. In that case, or in the event that we, in our sole discretion, so request at any time, you will, upon our request, promptly deliver to us all Proprietary Information, including all Analyses and all copies thereof, in your possession or in the possession of any Representative of yours provided,
                                                               --------
however, that you may destroy and certify to us the destruction of all copies of
-------
any Analyses which contain Proprietary Information.

     You acknowledge that none of the Company or our Representatives and none of the respective officers, directors, employees, agents or controlling persons of the Company or such Representatives makes any express or implied representation or warranty as to the accuracy or completeness of any Proprietary Information, and you agree that none of such persons shall have any liability to you or any of your Representatives relating to or arising from your or their use of any Proprietary Information or for any errors therein or omissions therefrom. You also agree that you are not entitled to rely on the accuracy or completeness of any Proprietary Information and that you shall be entitled to rely solely on such representations and warranties regarding Proprietary Information as may be made to you in any definitive agreement relating to a Potential Transaction, subject to the terms and conditions of such agreement.
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September 21, 2000
Page 4


     You agree that, for a period of two years from the date of this letter agreement, without the prior written consent of the Company, neither you nor any of your Representatives (on your behalf) will (or will assist or encourage others to), directly or indirectly, solicit to hire or hire (or cause or seek to cause) to leave the employ of the Company: (a) any executive, managerial or sales employee of the Company; or (b) any other employee of the Company with whom you have had contact or who (or whose performance) became known to you in connection with the process contemplated by this letter agreement; provided, however, that the foregoing provisions will not prevent you from hiring any such person (i) who contacts you on his or her own initiative without any direct or indirect solicitation by or encouragement from or on behalf of you or your Representatives, (ii) as a result of placing general advertisements in trade journals, newspapers or similar publications which are not directed at the Company or its employees, or (iii) as a result of the efforts of executive recruiters who contact such persons on their own initiative without any encouragement or direction from or on behalf of you or your Representatives relating to the Company or its employees.

     You agree that until a definitive agreement regarding a Potential Transaction has been executed by you and us (and then only to the extent specifically set forth therein), no contract or agreement providing for a Potential Transaction shall be deemed to exist between you and us, and neither we nor any of our Representatives on the one hand, nor you nor any of your Representatives, on the other hand, are under any legal obligation or have any liability to the other of any nature whatsoever with respect to a Potential Transaction by virtue of this letter agreement or otherwise, except for the matters specifically agreed to herein. You also acknowledge and agree that (a) we and our Representatives may conduct the process that may or may not result in a Potential Transaction in such manner as we, in our sole discretion, may determine (including, without limitation, negotiating and entering into a definitive agreement regarding a Potential Transaction or any other transaction with any third party or terminating our consideration of any Potential Transaction or other transaction at any time without notice to you) and (b) we reserve the right to change (in our sole discretion, at any time and without notice to you) the procedures relating to our and your consideration of a Potential Transaction (including, without limitation, rejecting any proposals or offers from you, terminating all further discussions with you and requesting that you return all Proprietary Information to us pursuant to this letter agreement).

     Without prejudice to the rights and remedies otherwise available to us, you agree we shall be entitled to equitable relief by way of injunction or otherwise without the posting of any bond or other security if you or any of your Representatives breach or threaten to breach any of the provisions of this letter agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach of this letter agreement and shall be in addition to all other remedies available at law or equity to the Company. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that you or any of your Representatives have breached any provision of this letter agreement, then you shall be liable and pay to the Company all legal fees and other expenses incurred by it in connection with such litigation, including any appeal therefrom.
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September 21, 2000
Page 5

     You hereby acknowledge that you are aware, and that you will advise your Representatives, that the United States securities laws prohibit any person who has material, non-public information concerning the matters which are the subject of this letter agreement from purchasing or selling securities of a company which may be a party to a transaction of the type contemplated by this letter agreement or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     It is further understood and agreed that no failure or delay by us in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. If any provision or portion of this letter agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, for any reason, the remaining provisions of this letter shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law and there shall be substituted for the unenforceable provision or portion a substitute provision or portion which shall as nearly as possible achieve the intent of the unenforceable provision or portion.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without giving effect to the conflicts of laws principles thereof.

     You agree that except as contemplated below, neither you nor your Representatives will initiate or maintain contact with any Representatives, suppliers, clients or customers of the Company regarding its business, operations, prospects, finances or any other matter pertaining to the Company in connection with or relating to a Potential Transaction. In addition, you agree that all (a) contacts or communications by you or your Representatives with the Company regarding the Proprietary Information or a Potential Transaction, (b) requests for additional Proprietary Information, (c) requests for facility tours or management meetings and (d) discussions or questions regarding procedures shall be made through Merrill Lynch, Pierce, Fenner & Smith, Inc. or the Chairman and Chief Executive Officer, General Counsel, or Chief Financial Officer of the Company.

     You hereby represent and warrant to the Company that this letter agreement has been duly authorized, executed and delivered by an authorized officer or representative of you and is enforceable in accordance with its terms against you, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

     Any assignment of this letter agreement by you without our prior written consent shall be void.

     This letter agreement contains the entire agreement between you and us concerning confidentiality of the Proprietary Information, and no modification of this letter agreement or
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September 21, 2000
Page 6


waiver of the terms and conditions hereof shall be binding upon you or us, unless approved in writing by each of you and us.

     The obligations under this letter agreement are conditional upon the simultaneous execution of that corresponding letter agreement from you to us wherein, among other things, we agree to maintain the confidentiality of certain of your Proprietary Information.

     Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith, whereupon this letter agreement shall become a binding agreement between you and the Company with respect to the matters set forth herein.


                         FedEx Corporation



                         By: /s/ Alan B. Graf, Jr.
                            ------------------------------------------------
                            Alan B. Graf, Jr.
                            Executive Vice President/Chief Financial Officer



Accepted and agreed as of the date
first written above

American Freightways Corporation


By:   /s/ F. S. Garrison
      ----------------------
Name: F. S. Garrison
      ----------------------
Title: Chairman
      ----------------------